Exhibit 99.2

iSpecimen Inc. Announces Closing of $5 Million Public Offering of Common Stock and Pre-Funded Warrants

WOBURN, Mass., Aug. 07, 2026 (GLOBE NEWSWIRE) -- iSpecimen Inc. (Nasdaq: ISPC) (“iSpecimen” or the “Company”), an online global marketplace that connects scientists requiring biospecimens for medical research with a network of healthcare specimen providers, announced today the closing of its previously announced public offering of an aggregate of 996,231 shares of the Company’s common stock and pre-funded warrants to purchase up to an aggregate of 2,849,923 shares of common stock, for an aggregate purchase price of approximately $5.0 million. The Company intends to use the proceeds of the offering for repayment of outstanding liabilities, potential acquisitions of assets or investments in businesses, products and technologies and for marketing and advertising services. The remainder of the proceeds will be used for working capital purposes.

E.F. Hutton & Co. is acting as the exclusive placement agent in connection with the offering.

The securities described above are being offered pursuant to the Company’s registration statement on Form S-1 (File No. 333-297001) (the “Registration Statement”), initially filed with the Securities and Exchange Commission (the “SEC”) on June 24, 2026, and subsequently declared effective by the SEC on July 30, 2026. The offering is being made only by means of a prospectus which is a part of the Registration Statement. A final prospectus relating to the offering has been filed with the SEC and is available on the SEC’s website at https://www.sec.gov/. Copies of the final prospectus relating to this offering may be obtained from E.F. Hutton & Co., 745 Fifth Avenue, 34th Floor & PH, New York, NY 10151.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About iSpecimen

iSpecimen (Nasdaq: ISPC) offers an online marketplace for human biospecimens, connecting scientists in commercial and non-profit organizations with healthcare providers that have access to patients and specimens needed for medical discovery. Proprietary, cloud-based technology enables scientists to intuitively search for specimens and patients across a federated partner network of hospitals, labs, biobanks, blood centers and other healthcare organizations. For more information, please visit www.ispecimen.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than statements of historical fact and may be identified by the use of words or expressions such as “may,” “should,” “could,” “would,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “continue,” “seek,” “potential,” “target,” “project,” “forecast,” “outlook,” or similar expressions, or by discussions of strategy, plans, or intentions.

Forward-looking statements in this press release include, but are not limited to, statements regarding the anticipated use of proceeds from the offering.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, among others, risks and uncertainties associated with market conditions, the Company’s ability to deploy the proceeds of the offering as anticipated, the Company’s ability to maintain compliance with the continued listing standards of The Nasdaq Capital Market, and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on April 1, 2026, and of the Registration Statement and the final prospectus relating to the offering, as well as in the Company’s other filings with the SEC.

The forward-looking statements in this press release speak only as of the date of this press release. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances, or otherwise.

For further information, please contact:

info@ispecimen.com